EXHIBIT 99.1

Mid-Con Energy Partners, LP Announces Increased Quarterly Cash Distribution and Schedules Fourth Quarter 2012 Earnings Release and Conference Call

DALLAS, January 24, 2013 – Mid-Con Energy Partners, LP (NASDAQ: MCEP) (“Mid-Con Energy” or the “Partnership”) announced today that the board of directors of its general partner declared an increase in the quarterly cash distribution rate to $0.495 per unit for the quarter ended December 31, 2012. This represents an approximate 2% sequential increase over the $0.485 per unit rate declared for the quarter ended September 30, 2012, and results in an annualized distribution of $1.98 per unit.

The quarterly distribution will be payable February 14, 2013 to all unitholders of record at the close of business on February 7, 2013.

“We are pleased to announce the Partnership’s second consecutive increase in the quarterly distribution rate since going public in December 2011,” commented Craig George, Executive Chairman of the Board. “Our primary objective is to manage our properties for the purposes of generating stable cash flows and, over time, increasing distributions to our unitholders.”

Earnings Release and Conference Call

Mid-Con Energy will release its financial and operating results for the fourth quarter and full year ended December 31, 2012 after the market closes for trading on Tuesday, March 5, 2013.

Management will host a conference call on Wednesday, March 6, 2013 at 10:00 a.m. ET (9:00 a.m. CT). Interested parties are invited to participate via telephone by dialing 1-877-847-5946 (Conference ID: 92338868) at least five minutes prior to the scheduled start time of the call, or via webcast by clicking on “Events & Presentations” in the investor relations section of the Mid-Con Energy website at www.midconenergypartners.com.

A telephonic replay of the conference call will be available through March 13, 2013 by dialing 1-855-859-2056 (Conference ID: 92338868). Additionally, a webcast archive will be available at www.midconenergypartners.com.

About Mid-Con Energy Partners, LP

Mid-Con Energy is a Delaware limited partnership formed in July 2011 to own, operate, acquire, exploit and develop producing oil and natural gas properties in North America, with a focus on the Mid-Continent region of the United States. Mid-Con Energy’s core areas of operation are located in Southern Oklahoma, Northeastern Oklahoma and parts of Oklahoma and Colorado within the Hugoton Basin.

Withholding Information

This release is intended to serve as qualified notice under Treasury Regulation Sections 1.1446-4(b) and (d). Brokers and nominees should treat one hundred percent (100.0%) of Mid-Con Energy’s distributions to foreign investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, all of Mid-Con Energy’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals or corporations, as applicable. Nominees, and not Mid-Con Energy, are treated as withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.

Forward-Looking Statements

This press release includes “forward-looking statements” — that is, statements related to future, not past, events within meaning of the federal securities laws. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as “anticipate,” “believe,” “estimate,” “intend,” “expect,” “plan,” “project,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled,” or “will” or other similar words. These forward-looking statements involve certain risks and uncertainties and ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements. For further discussion of risks and uncertainties, you should refer to Mid-Con Energy’s filings with the SEC available at www.midconenergypartners.com or www.sec.gov. Mid-Con Energy undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement and our SEC filings.

These forward–looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about our:

•	business strategies;

•	ability to replace the reserves we produce through acquisitions and the development of our properties;

•	oil and natural gas reserves;

•	technology;

•	realized oil and natural gas prices;

•	production volumes;

•	lease operating expenses;

•	general and administrative expenses;

•	future operating results;

•	cash flow and liquidity;

•	availability of production equipment;

•	availability of oil field labor;

•	capital expenditures;

•	availability and terms of capital;

•	marketing of oil and natural gas;

•	general economic conditions;

•	competition in the oil and natural gas industry;

•	effectiveness of risk management activities;

•	environmental liabilities;

•	counterparty credit risk;

•	governmental regulation and taxation;

•	developments in oil producing and natural gas producing countries; and

•	plans, objectives, expectations and intentions.

CONTACT:

Jeff Olmstead

President and Chief Financial Officer

(972) 479-5980

jolmstead@midcon-energy.com

Matthew Lewis

Associate

(972) 479-5984

mlewis@midcon-energy.com